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Exhibit 10-hh

SEVENTH AMENDMENT TO
PARTICIPATION AGREEMENT

        THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT, dated as of July 31, 2002 (this "Amendment"), amends the Participation Agreement, dated as of October 22, 1999, by and among ADC Telecommunications, Inc., a Minnesota corporation ("ADC" or "Lessee"), as Lessee; Lease Plan North America, Inc., not in its individual capacity, except as expressly stated therein, but solely as Agent Lessor for the Participants (the "Agent Lessor"); the Persons named on Schedule I thereto, as Participants; and ABN AMRO Bank N.V., as Administrative Agent, as amended by (A) the First Amendment to Participation Agreement, dated as of January 29, 2001 (the "First Amendment"), (B) the Second Amendment to Participation Agreement, dated as of August 24, 2001 (the "Second Amendment"), (C) the Third Amendment to the Participation Agreement and Lease, dated as of October 31, 2001 (the "Third Amendment"), (D) the Fourth Amendment to the Participation Agreement and Lease, dated as of December 11, 2001 (the "Fourth Amendment"), (E) the Fifth Amendment to the Participation Agreement and Lease, dated as of December 31, 2001 (the "Fifth Amendment") and (F) the Sixth Amendment to the Participation Agreement, dated as of April 18, 2002 (the "Sixth Amendment") (as so amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the "Existing Participation Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix 1 to the Participation Agreement.

        WHEREAS, the parties hereto have entered into the Existing Participation Agreement and the other Operative Documents to fund the Construction of the Financed Improvements on the Land;

        WHEREAS, prior to the date of this Amendment, the Put Event and Base Term Commencement Date have occurred;

        WHEREAS, the parties hereto desire to amend the Existing Participation Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1.    AMENDMENTS.    Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, the Existing Participation Agreement shall be amended in accordance with Sections 1.1 and 1.2.

          SECTION 1.1    Article XVI is hereby amended by adding a new Section 16.13 as follows:

      SECTION 16.13    Increase in Margin.    In the event any Collateralized Lease Transaction, including without limitation any new Collateralized Lease Transaction or an amendment to an existing Collateralized Lease Transaction, provides to any Person, other than the Tranche A4 Basic Rent currently paid by the Tranche A4 Participant, interest, margin or other pricing (the "Other Pricing") which, in the aggregate, is higher than the interest or yield component of Basic Rent paid under the Operative Documents, Lessee shall promptly notify Agent Lessor of the Other Pricing and promptly enter into an amendment to the Operative Documents in form and substance reasonably satisfactory to Agent Lessor and the Participants such that Basic Rent paid to the Participants shall be equal to the Other Pricing. Any such amendment to the Operative Documents shall be effective and Basic Rent shall begin to accrue at a rate equal to the Other Pricing as of the date the Other Pricing under the applicable Collateralized Lease Transaction was first effective.

          SECTION 1.2    Definitions.

            (a)  The definition of "Applicable Tranche A2 Margin" appearing in Appendix 1 to the Participation Agreement is hereby amended by deleting the reference to "375 basis points" and replacing it with the reference to "75 basis points".

            (b)  The definition of "Applicable Tranche A3 Margin" appearing in Appendix 1 to the Participation Agreement is hereby amended by deleting the reference to "385 basis points" and replacing it with the reference to "75 basis points".

            (c)  The definition of "Applicable Tranche B Margin" appearing in Appendix 1 to the Participation Agreement is hereby amended by deleting the reference to "400 basis points" and replacing it with the reference to "75 basis points".

            (d)  The definition of "Applicable Tranche C Margin" appearing in Appendix 1 to the Participation Agreement is hereby amended by deleting the reference to "500 basis points" and replacing it with the reference to "75 basis points".

            (e)  Appendix I to the Participation Agreement is hereby amended by adding thereto the following new term in proper alphabetical order:

        "Collateralized Lease Transaction" means (i) the Existing Synthetic Leases and (ii) any other Synthetic Leases or Capital Leases entered into by Lessee or any of its Affiliates, (a) having aggregate principal amounts or commitments or lease balances, as applicable (including all funded amounts, undrawn committed or available amounts and amounts owing to all creditors or lessors under any combined or syndicated credit arrangement) of $5,000,000 or more (the "Principal Obligations") and (b) for which at least 85% of the Principal Obligations are or when funded are required to be collateralized with either cash or marketable securities, including without limitation direct obligations issued or unconditionally guaranteed by the United States Government or any agency thereof.

        SECTION 2.    CONDITIONS PRECEDENT.    This Amendment shall become effective as of July 31, 2002 upon the satisfaction of each of the following conditions precedent:

          (a)  The Agent Lessor shall have received this Amendment duly executed by each of the parties hereto.

          (b)  Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Participants and the Agent Lessor and their respective counsel.

          (c)  The Agent Lessor shall have received evidence reasonably satisfactory to it that the Master Lease Agreement (the "GECC Lease"), dated as of July 31, 2002, between ADC 2000 Trust, as lessor and the Lessee, as lessee and, if applicable, the related operative documents have been amended so that debt and equity component of rent under such GECC Lease accrues interest or yield, as applicable, at a rate not exceeding 75 basis points over the applicable LIBOR rate set forth therein.

        SECTION 3.    REPRESENTATIONS AND WARRANTIES.    In order to induce the Participants and the Agent Lessor to execute and deliver this Amendment, Lessee hereby represents to each of the Participants and the Agent Lessor that, as of the date hereof,

          (a)  the execution, delivery and performance of this Amendment has been duly authorized;

          (b)  the person executing this Amendment has been duly authorized to act on its behalf;

          (c)  this Amendment constitutes its legal, valid, binding and enforceable agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally;

          (d)  its entry into this Amendment will not violate any law, rule or regulation or constitute a default under any material agreement by which it is bound or by which any of its assets are affected;

          (e)  the representations and warranties set forth in Section 7.2 of the Existing Participation Agreement are and shall be and remain true and correct;

          (f)    it is in full compliance with all of the terms and conditions of each Operative Document and this Amendment; and

          (g)  no Default or Event of Default has occurred and is continuing or shall result after giving effect to this Amendment.

        SECTION 4.    MISCELLANEOUS.

          SECTION 4.1    Continuing Effectiveness, etc.    This Amendment shall be deemed to be an amendment to the Existing Participation Agreement, and the Existing Participation Agreement, as amended hereby, and each other Operative Document, shall remain in full force and effect and are hereby ratified, approved and confirmed in each and every respect. On and after the date hereof, all references to the "Participation Agreement" in the Operative Documents or in any other document, instrument, certificate, agreement, opinion or writing shall be deemed to refer to the Existing Participation Agreement, as the case may be, as amended hereby. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any provision of, or any right, power or remedy of any party hereto under, any Operative Document.

          SECTION 4.2    Severability.    Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.3    Headings.    The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

          SECTION 4.4    Execution in Counterparts.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SECTION 4.5    Governing Law.    THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect thereto.

          SECTION 4.6    Successors and Assigns.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 4.7    Fees and Expenses.    Lessee agrees to pay on demand all costs and expenses of or incurred by each of the other parties hereto in connection with the negotiation, preparation,

  execution and delivery of this Amendment and the agreements and covenants contemplated herein, including the reasonable fees and expenses of counsel for the Agent Lessor.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADC TELECOMMUNICATIONS, INC., as Lessee

By:	/s/ GOKUL V. HEMMADY
Name:	Gokul V. Hemmady
Title:	Vice President, Treasurer
LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Agent Lessor

By:	/s/ BLAKE J. LACHER
Name:	Blake J. Lacher
Title:	Vice President
ABN AMRO BANK N.V., as Administrative Agent and as a Participant

By:	/s/ RUBA ABOZIR
Name:	Ruba Abozir
Title:	Vice President

By:	/s/ BLAKE J. LACHER
Name:	Blake J. Lacher
Title:	Vice President
GENERAL ELECTRIC CAPITAL CORPORATION, as a Participant

By:	/s/ ROSALIA AGRESTI
Name:	Rosalia Agresti
Title:	Senior Risk Manager

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  Exhibit 10-hh